Exhibit 10.5

RENEWABLE ENERGY GROUP, INC.

2006 STOCK INCENTIVE PLAN

SECTION 1

PURPOSE

The purpose of the “RENEWABLE ENERGY GROUP, INC. 2006 STOCK INCENTIVE PLAN” (the “Plan”) is to foster and promote the long-term financial success of the Renewable Energy Group, Inc. (the “Company”) and the interests of its shareholders by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in Company, and (c) enabling the Company to attract and retain the services of outstanding employees and non-employee directors upon whose judgment, interest, and special efforts the successful conduct of its operations is largely dependent.

SECTION 2

DEFINITIONS

(a) Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

(1) “Advisor” or “Consultant” means an advisor or consultant who is an independent contractor with respect to the Company or a Subsidiary, and who provides bona fide services (other than in connection with the offer or sale of securities in a capital raising transaction) to the executive officers or Board of Directors with regard to major functions, portions or operations of the Company’s business, who is not an employee, officer, director or holder of more than ten percent (10%) of the outstanding voting securities of the Company, and whose services the Committee determines is of vital importance to the overall success of the Company or a Subsidiary.

(2) “Approved Retirement” means termination of a Participant’s employment or service (i) on or after the normal retirement date or any early retirement date established under any defined benefit pension plan maintained by the Company or a Subsidiary and in which the Participant participates, (ii) with the approval of the Committee (which may be given at or after grant), on or after attaining age 50 and completing such period of service as the Committee shall determine from time to time, or (iii) for a Non-Employee Director, the termination of service as a director of the Company or a Subsidiary. Any such age and service requirement shall be set forth in the Award agreement with the Participant.

(3) “Award” means an Option, SAR, award of Restricted Stock or Performance Shares, an award of Restricted Stock Units or Performance Units or an Other Stock-Based Award.

(4) “Beneficial Owner” means such term as defined in Rule 13d-3 under the Exchange Act.

(5) “Board” means the Board of Directors of the Company.

(6) “Cause” means (i) dishonesty, fraud or misrepresentation, (ii) the Participant’s engaging in conduct that is injurious to the Company or any Subsidiary in any way, including, but not limited to, by way of damage to its reputation or standing in the industry, (iii) the Participant’s having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony; (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary or (v) a violation by the Participant of any policy of the Company or any Subsidiary.

(7) “Change of Control” means the occurrence of any one or more of the following:

(i) any SEC Person, except West Central Cooperative, an Iowa cooperative association, becomes the Beneficial Owner of 50% or more of the Common Stock or of Voting Securities representing 50% or more of the combined voting power of all Voting Securities of the Company (such an SEC Person, a “50% Owner”); or

(ii) the Incumbent Directors cease for any reason to constitute at least sixty percent (60%) of the Board of the Company; or

(iii) the restructuring of the Company as a result of the consummation of a merger, reorganization, consolidation, or similar transaction (any of the foregoing, a “Reorganization Transaction”); or

(iv) the consummation of a plan or agreement that has been approved by the shareholders of the Company for the sale or other disposition of all or substantially all of the consolidated assets of the Company or a plan of liquidation of the Company; or

(v) any other event or circumstance (or services of events or circumstances) that the Board shall determine to constitute a Change of Control.

(8) “Change of Control Price” means the highest price per share of Common Stock offered in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash).

(9) “Code” means the Internal Revenue Code of 1986, as amended.

(10) “Committee” means the Board or such committee of the Board as the Board shall designate from time to time.

(11) “Common Stock” means the common stock of the Company, par value $.0001 per share.

(12) “Disability” means, with respect to any Participant, long-term disability as defined under any long-term disability plan maintained by the Company or a Subsidiary in which the Participant participates. In the event of any question as to whether a Participant has a Disability, the plan administrator of the relevant long-term disability plan shall determine whether a disability exists, in accordance with such plan.

(13) “Employee” means any employee (including each officer) of the Company, Parent or any Subsidiary.

(14) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(15) “Executive Officer” means any officer of the Company or any Subsidiary who is subject to the reporting requirements under Section 16(b) of the Exchange Act.

(16) “Fair Market Value” means, on any date, the price of the last trade, regular way, in the Common Stock on such date on the NASDAQ National Market or, if at the relevant time, the Common Stock is not listed to trade on the NASDAQ National Market, on such other recognized quotation system on which the trading prices of the Common Stock are then quoted (the “applicable exchange”). In the event that (i) there are no Common Stock transactions on the applicable exchange on any relevant date, Fair Market Value for such date shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported and (ii) the applicable exchange adopts a trading policy permitting trades after 5 P.M. Eastern

Standard Time (“EST”), Fair Market Value shall mean the last trade, regular way, reported on or before 5 P.M. EST (or such earlier or later time as the Committee may establish from time to time). If the Common Stock is not traded on any exchange, Fair Market Value means, on any date, the fair market value of the Common Stock as determined by the Board of Directors, using a method of valuation that meets the requirements of fair market value determination as set forth in Treasury regulations issued pursuant to Code Section 409A (whether proposed or final).

(17) “Family Member” means, as to a Participant, any (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, mother-in-law, father-in-law, son-in-law or daughter-in-law (including adoptive relationships) of such Participant, (ii) trusts for the exclusive benefit of one or more such persons and/or the Participant and (iii) other entity controlled by the Participant.

(18) “Incentive Stock Option” (ISO) means an option within the meaning of Section 422 of the Code.

(19) “Incumbent Directors” means, as of any date, the individuals then serving as members of the Board who were also members of the Board as of the date two years prior to the date of determination; provided that any member appointed or elected as a member of the Board after such prior date, but whose election, or nomination for election, was approved by a vote or written consent of at least a majority of the directors then comprising the Incumbent Directors shall also be considered an Incumbent Director unless such person’s election, or nominated for election, to the Board was as a result of, or in connection with, a proxy contest or a Reorganization Transaction.

(20) “Net Exercised” shall mean the exercise of an Option or any portion thereof by the delivery of the greatest number of whole shares of Common Stock having a Fair Market Value on the date of exercise not in excess of the difference between the aggregate Fair Market Value of the shares of Common Stock subject to the Option (or the portion of such Option then being exercised) and the aggregate exercise price for all such shares of Common Stock under the Option (or the portion thereof then being exercised), with any fractional share that would result from such equation to be payable in cash.

(21) “Non-Employee Director” means a member of the Boards of Directors of the Company, Parent or a Subsidiary who is not an employee of the Company, Parent or a Subsidiary.

(22) “Nonstatutory Stock Option” (NSO) means an option which is not an Incentive Stock Option within the meaning of Section 422 of the Code.

(23) “Option” means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an “Incentive Stock Option” (ISO) within the meaning of Section 422 of the Code or (ii) an option which is not an Incentive Stock Option (a “Nonstatutory Stock Option” (NSO)).

(24) “Other Stock-Based Award” means an award of, or related to, shares of Common Stock other than an Award of Options, SAR, Restricted Stock, Performance Shares, Restricted Stock Units or Performance Units, as granted by the Committee in accordance with the provisions of Section 9 hereof.

(25) “Parent” means any entity owning, directly or indirectly, at least 50% of the total combined voting power of all classes of stock of Company.

(26) “Participant” means any Non-Employee Director, Employee, Adviser or Consultant designated by the affirmative action of the Committee (or its delegate) to participate in the Plan.

(27) “Performance Criteria” means the objectives established by the Committee for a Performance Period pursuant to Section 7(c) for the purpose of determining the extent to which an award of Performance Shares or Performance Units has been earned.

(28) “Performance Period” means the period selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares or Performance Units has been earned.

(29) “Performance Share” means an award granted pursuant to Section 7 of the Plan of a contractual right to receive one share of Common Stock (or the Fair Market Value thereof in cash or any combination of cash and Common Stock, as determined by the Committee), or a fraction or multiple thereof, upon the achievement, in whole or in part, of the applicable Performance Criteria.

(30) “Performance Unit” means an award granted pursuant to Section 7 of the Plan of a contractual right to receive a fixed or variable dollar denominated unit (or a unit denominated in the Participant’s local currency), or a fraction or multiple thereof, upon the achievement, in whole or in part, of the applicable Performance Criteria. The Committee shall determine whether the earned portion of any such Performance Units shall be payable in cash, Common Stock or any combination thereof.

(31) “Period of Restriction” means the period specified by the Committee or established pursuant to the Plan during which a Restricted Stock or Restricted Stock Unit award is subject to forfeiture.

(32) “Reorganization Transaction” shall have the meaning ascribed thereto in the definition of Change of Control.

(33) “Restricted Stock” means an award of Stock made pursuant to Section 6 that is forfeitable by the Participant until the completion of a specified period of future service, the achievement of pre-established performance objectives or until otherwise determined by the Committee or in accordance with the terms of the Plan.

(34) “Restricted Stock Unit” means a contractual right awarded pursuant to Section 6 that entitles the holder to receive shares of Common Stock (or the value thereof in cash) upon the completion of a specified period of future service or the achievement of pre-established performance objectives or at such other time or times determined by the Committee or in accordance with the terms of the Plan.

(35) “SAR” means a stock appreciation right granted under Section 8 of the Plan in respect of one or more shares of Common Stock that entitles the holder thereof to receive, in cash, an amount per share of Common Stock equal to the excess, if any, of the Fair Market Value on the date the SAR is exercised over the Fair Market Value on the date the SAR is granted.

(36) “SEC Person” means any person (as such term is defined in Section 3(a)(9) of the Exchange Act) or group (as such term is used in Rule 13d-5 under the Exchange Act), other than an affiliate or any employee benefit plan (or any related trust) of the Company or any of its affiliates.

(37) “Subsidiary” means (i) any corporation in which the Company owns, directly or indirectly, at least 50% of the total combined voting power of all classes of stock of such corporation, (ii) any partnership or limited liability company in which the Company owns, directly or indirectly, at least 50% of the capital interests or profits interest of such partnership or limited liability company and (iii) any other business entity in which the Company owns at least 50% of the equity interests thereof, provided that, in any such case, the Company is in effective control of such corporation, partnership, limited liability company or other entity.

(38) “Surviving Corporation” means the corporation resulting from a Reorganization Transaction or, if securities representing at least 50% of the aggregate voting power of such resulting corporation are directly or indirectly owned by another corporation, such other corporation.

(39) “50% Owner” shall have the meaning ascribed thereto in the definition of Change of Control.

(40) “Voting Securities” means, with respect to any corporation, securities of such corporation that are entitled to vote generally in the election of directors of such corporation.

SECTION 3

POWERS OF THE COMMITTEE; GENERAL TERMS OF AWARDS

(a) Power to Grant. The Committee shall determine those Non-Employee Directors, Employees, Advisers and/or Consultants to whom an Award shall be granted and the terms and conditions of any and all such Awards. The Committee may establish different terms and conditions for different Awards and different Participants and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

(b) Rules, Interpretations and Determinations. The Plan shall be administered by the Committee. The Committee shall have full authority to interpret and administer the Plan, to establish, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to construe the terms of any Award or any document evidencing the grant of such Award and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Unless otherwise expressly provided hereunder, any power, discretion or authority conveyed to or reserved to the Committee may be exercised by it in its sole and absolute discretion. Determinations, interpretations, or other actions made or taken by the Committee shall be final, binding, and conclusive for all purposes and upon all persons.

(c) Delegation of Authority. The Committee may delegate to the Company’s Chief Executive Officer the power and authority to make and/or administer Awards under the Plan with respect to individuals who are below the position of Senior Vice President (or any analogous title), pursuant to such conditions and limitations as the Committee may establish; provided that only the Committee or the Board may select, and grant Awards to, Executive Officers or exercise any other discretionary authority under the Plan in respect of Awards granted to such Executive Officers. Unless the Committee shall otherwise specify, any delegate shall have the authority and right to exercise (within the scope of such person’s delegated authority) all of the same powers and discretion that would otherwise be available to the Committee pursuant to the terms hereof. The Committee may also appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements or other documents on its behalf. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

(d) Restrictive Covenants and Other Conditions. Without limiting the generality of the foregoing, the Committee may condition the grant of any Award under the Plan upon the Participant to whom such Award would be granted agreeing in writing to certain conditions (such as restrictions on the ability to transfer the underlying shares of Common Stock) or covenants in favor of the Company and/or one or more Subsidiaries (including, without limitation, covenants not to compete, not to solicit employees and customers and not to disclose confidential information, that may have effect following the termination of the Participant’s employment or service with the Company and its Subsidiaries and after the Common Stock subject to the Award has been transferred to the Participant), including, without limitation, the requirement that the Participant disgorge any profit, gain or other benefit received in respect of the Award prior to any breach of any such covenant.

(e) Maximum Individual Grants. Subject to adjustment as provided in Section 4(c), no Participant shall be granted (i) Options or SARs (with tandem Options and SARs being counted only once with respect to this limit) during any 12-month period with respect to more than 610,000 shares of Common Stock or (ii) Restricted Stock, Restricted Stock Units, Performance Shares and/or Other Stock-Based Awards during any 12-month period that are denominated in shares of Common Stock with respect to more than 10,000 shares of Common Stock. In addition to the foregoing, the maximum dollar value payable to any participant in any 12-month period with respect to Performance Units and/or Other Stock-Based Awards that are valued with reference to cash or property other than shares of Common Stock is $300,000.

(f) Dividends and Dividends Equivalents. Unless otherwise determined by the Committee at the time of grant, to the extent that shares of Common Stock are issued at the time of grant of any Award under the Plan, the Participant shall be entitled to receive all dividends and other distributions paid with respect to those shares, provided that if any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares subject to such Award on which such dividends or distributions were paid. To the extent that shares of Common Stock are not issued at the time of the grant of any Award, the Committee shall determine whether, and to what extent, the Participant shall be entitled to receive the payment of dividend equivalents in respect of that number of outstanding shares of Common Stock corresponding to the shares subject to such Award. Unless otherwise determined by the Committee at time of grant, any additional shares credited in respect of any dividends or dividend equivalents payable in respect of any shares of Common Stock subject to any Award shall become vested and nonforfeitable upon the same terms and conditions as are applicable to the shares underlying the Award in respect of which they are payable (including, with respect to any Award that will become earned and vested upon the attainment of Performance Criteria, the achievement of such Performance Criteria).

SECTION 4

COMMON STOCK SUBJECT TO PLAN

(a) Number. Subject to Section 4(c) below, unless the shareholders of the Company approve an increase in such number by a shareholder vote, the maximum number of shares of Common Stock that may be made issuable or distributable under the Plan is 2,150,000. The number of shares of Common Stock subject to an Option or SAR shall be counted against such limit as one share for each share issued or issuable, provided that when a SAR is granted in tandem with an Option, so that only one may be exercised with the other terminating upon such exercise, the number of shares of Common Stock subject to the tandem Option and SAR award shall only be taken into account once (and not as to both awards) for purposes of this limit (and for purposes of the provisions of Section 4(b) below). Without limiting the generality of the foregoing, the maximum number of shares as to which Incentive Stock Options may be granted shall not exceed 410,000 shares. The shares to be delivered under the Plan may consist, in whole or in part, of Common Stock (i) owned by Company, (ii) purchased by Company on the open market, or (iii) acquired by Company through means other than open market purchases.

(b) Canceled or Terminated Awards. Any shares of Common Stock subject to an Award (as determined under Section 4(a)) which for any reason expires without having been exercised, is canceled or terminated or otherwise is settled without the issuance of any Common Stock shall again be available for grant under the Plan. In applying the immediately preceding sentence, if (i) shares otherwise issuable or issued in respect of, or as part of, any Award that are withheld to cover taxes shall not be treated as having been issued under the Plan and (ii) any SARs are settled in shares of Common Stock or any Options are Net Exercised, only the net number of shares of Common Stock issued in respect of such SARs or Options shall be deemed issued under the Plan. In addition, shares of Common Stock tendered to exercise outstanding Options or other Awards or to cover taxes shall also be available for issuance under the Plan (and shall be counted as one share for purposes of Section 4(a)), except and unless such shares are tendered more than ten years after the effective date of the Plan.

(c) Adjustment Due to Change in Capitalization. In the event of any Common Stock dividend or Common Stock split, recapitalization (including, but not limited to, the payment of an extraordinary dividend to the shareholders of the Company), merger, consolidation, combination, spin-off, distribution of assets to shareholders (other than ordinary cash dividends), exchange of shares, or other similar corporate change, the aggregate number of shares of Common Stock available for grant under Section 4(a) or subject to outstanding Awards and the respective exercise prices or base prices, if any, applicable to outstanding Awards shall be appropriately adjusted to put the Participant in the same economic position he or she was in immediately prior to the occurrence of any such event.

(d) Assumption of Options and Other Equity-Based Awards. In the event that there is a merger, stock purchase or other transaction whereby the Company or any of its Subsidiaries acquires another business or any portion thereof, and that pursuant to the arrangements governing such acquisition, the Company agrees to provide options and/or other awards in respect of the Common Stock upon the assumption or in substitution of existing equity-based awards for other securities held by employees and other service providers of the acquired business, the shares of Common Stock subject to such assumed or substituted awards shall not be counted against the limits set forth under Section 4(a) (and no shares related to any such assumed or substituted awards shall be added to the number of awards issuable under this Plan pursuant to Section 4(b)), and none of the provisions of the Plan that would otherwise limit or constrain the ability of the Company to make such assumption or substitution (such as the provisions hereof that require the issuance of Options with an exercise price at least equal to the Fair Market Value on the date of grant) shall apply to the awards issued in substitution of the awards granted in respect of the employees and service providers of such acquired business.

SECTION 5

STOCK OPTIONS

(a) Grant of Options. Subject to the provisions of Section 3(f) and Section 4 above, Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonstatutory Stock Options. Any Option granted as an Incentive Stock Option that nevertheless fails (either at the time of grant or any time thereafter as a result of accelerated vesting or otherwise) to meet the requirements of Section 422 of the Code, in whole or in part, shall be treated as an Option that is not an Incentive Stock Option to the extent of such failure. Except as otherwise provided herein, the Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant, except that Incentive Stock Options may only be granted to Employees. The terms and conditions of each Option grant, including, but not limited to, the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, shall be evidenced in writing. Each such Option grant may also contain such other terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine.

(b) Exercise Price. Nonstatutory Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price no less than the Fair Market Value of a share of Common Stock on the date on which the Option is granted. No Option granted hereunder may have its exercise price reduced (other than pursuant to the provisions of Section 4(c)) unless such action is expressly authorized by shareholder action in accordance with Section 11.

(c) Exercise of Options. The Committee shall determine the exercise schedule applicable with respect to any Option granted hereunder. Such schedule may require a minimum period of service that must be completed before all or a portion of such Option shall be exercisable, and may establish performance-based conditions to the exercise of such Option which are in addition to, in lieu of, or as an alternative to any service requirement. Except as otherwise expressly provided in the Plan (i) upon a termination of employment due to death, Disability or Approved Retirement or (ii) in connection with a Change of Control, and unless the Committee shall determine that special circumstances (including, but not limited to, the achievement of performance objectives) justify an exception, the minimum period of service required to exercise an Option, in whole or in part, shall be one year. Subject to the provisions of this Section 5, once any portion of any Option has become exercisable it shall remain exercisable for its full term. The Committee shall determine the term of each Nonstatutory Stock Option or Incentive Stock Option granted hereunder, but, except as expressly provided below, in no event shall any such Option be exercisable for more than ten (10) years after the date on which it is granted.

(d) Payment. The Committee shall establish procedures governing the exercise of Options. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefor. Without limiting the generality of the foregoing, payment of the exercise price may be made (i) in cash or its equivalent; (ii) by exchanging shares of Common Stock (which are not the subject of any pledge or other security interest) which have been owned by the person exercising the Option for at least six (6) months at the time of exercise; (iii) by any combination of the foregoing; provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Common Stock tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price; or (iv) in accordance with any other procedure or arrangement approved by the Committee. Additionally, to the extent authorized by the Committee (whether at or after grant), Options may be Net Exercised subject to such terms and conditions as the Committee may from time to time impose.

(e) Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no Option that is intended to be an Incentive Stock Option may be granted after the tenth (10th) anniversary of the effective date of the Plan and no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to disqualify any Incentive Stock Option under such Section 422. The terms of any Incentive Stock Option shall require the Participant to notify the Committee or its designee of any “disqualifying disposition” (as defined in Section 421(b) of the Code) of any Common Stock issued pursuant to the exercise of the Incentive Stock Option within ten (10) days after such disposition. The aggregate Fair Market Value (determined at the time of grant) of the shares of Common Stock with respect to an Incentive Stock Option grant, plus all other Incentive Stock Options held by the individual, and which are first exercisable during any calendar year, may not exceed $100,000.

(f) Termination of Employment or Service.

(i) Due to Death. In the event a Participant’s employment or service terminates by reason of death, any Options granted to such Participant shall become exercisable according to the terms of the Award Agreement.

(ii) Due to Disability. In the event a Participant’s employment or service is terminated by reason of Disability, any Options granted to such Participant shall become exercisable according to the terms of the Award agreement.

(iii) Approved Retirement. In the event a Participant’s employment or service terminates by reason of Approved Retirement, any Options granted to such Participant shall become exercisable according to the terms of the Award agreement.

(iv) Termination of Employment For Cause or Resignation. In the event a Participant’s employment or service is terminated by the Company or any Subsidiary for Cause or by the Participant other than due to the Participant’s death, Disability or Approved Retirement, any Options granted to such Participant that have not yet been exercised shall expire at the time of such termination of employment and shall not be exercisable thereafter.

(v) Termination of Employment for Any Other Reason. Unless otherwise determined by the Committee at or following the time of grant, in the event the employment or service of the Participant shall terminate for any reason other than one described in Section 5(f)(i), (ii), (iii), or (iv) above, any Options granted to such Participant which are exercisable at the date of the Participant’s termination of employment or service may be exercised by the Participant (or, in the event of the Participant’s death after termination of employment or service when the Option is exercisable pursuant to its terms, by the Participant’s designated beneficiary, or, if none is named, by the person determined in accordance with Section 12(b)), at any time prior to the expiration of the term of the Options or as otherwise provided in the Award agreement.

SECTION 6

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a) Grant of Restricted Stock. The Committee may grant Restricted Stock or Restricted Stock Units to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan as it shall determine. If Restricted Stock is evidenced by the issuance of stock certificates, the Committee shall require that such stock certificates be held in the custody of the Secretary of the Company until the Period of Restriction lapses, and that, as a condition of such Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such award. The terms and conditions of each grant of Restricted Stock or Restricted Stock Units shall be evidenced in writing.

(b) Restrictions on Transferability. Except as provided in Section 12(a), no Restricted Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the lapse of the Period of Restriction. The Committee shall determine the Period of Restriction applicable with respect to any award of Restricted Stock; provided, however, that, except as otherwise expressly provided in the Plan the Period of Restriction with respect to any such Award shall not be less than (three) years but may lapse ratably over such (three) year Period of Restriction. Notwithstanding the foregoing, such minimum (three) year Period of Restriction shall not be applicable with respect to any grant made to a newly-hired employee made to compensate for equity-based or other forms of compensation forfeited from a prior employer or grants made in satisfaction of incentive or other compensation payable to the Participant in respect of service to the Company or any of its Subsidiaries. The Committee may provide that the Period of Restriction on Restricted Stock shall lapse, in whole or in part, upon the achievement of performance criteria (and without regard to the minimum service requirement), which criteria shall be selected from those available to the Committee under Section 7(c), provided, however, that any Award of Restricted Stock made to any Executive Officer that is intended to qualify as other performance based compensation under Section 162(m) of the Code shall be subject to the same restrictions and limitations applicable to Performance Share Awards under Section 7(d) and subject to the certification required under Section 7(e).

(c) Rights as a Shareholder. Unless otherwise determined by the Committee at the time of grant and subject to Section 3(f), Participants holding shares of Restricted Stock may exercise full voting rights and other rights as a shareholder with respect to those shares during the Period of Restriction.

(d) Termination of Employment Due to Approved Retirement, Disability or Death. Unless otherwise determined by the Committee at the time of grant, in the event a Participant’s employment or service terminates by reason of Approved Retirement, any shares related to Restricted Stock held by such Participant shall become non-forfeitable at the time the restrictions would have lapsed had the Participant continued in employment; provided, however, that the Committee may waive any forfeiture and transfer restrictions with respect to up to the portion of the Award as is necessary for the Participant to satisfy any applicable tax withholding obligations in connection with such Award arising at the time of such termination of employment. Unless otherwise determined by the Committee at the time of grant, in the event a Participant’s employment or service terminates by reason of Disability or death, any shares related to Restricted Stock held by such Participant shall become non-forfeitable on the date of termination.

(e) Termination of Employment for Any Other Reason. Unless otherwise determined by the Committee at or after the time of grant, in the event the employment or service of the Participant shall terminate for any reason other than one described in Section 6(d), any Restricted Stock awarded to such Participant as to which the Period of Restriction has not lapsed shall be forfeited.

(f) Restricted Stock Units. The Committee may elect to grant any Participant Restricted Stock Units, which are intended to be the economic equivalent of an award of Restricted Stock. Any such Restricted Stock Units Award shall be made on substantially the same terms as apply to an Award of Restricted Stock under this Section 6, except that a Participant receiving such Award shall not have any rights as a shareholder prior to the actual issuance of such Common Stock (although, pursuant to Section 3(f), the Committee may authorize the payment of dividend equivalents on such rights equal to the dividends that would have been payable had the corresponding equity rights been outstanding shares of Common Stock).

SECTION 7

PERFORMANCE SHARES AND PERFORMANCE UNITS

(a) Generally. The Committee shall have the authority to determine the Participants who shall receive Performance Shares and Performance Units, the number of Performance Shares and the number and value of Performance Units each Participant receives for each or any Performance Period, and the Performance Criteria applicable in respect of such Performance Shares and Performance Units for each Performance Period. The Committee shall determine the duration of each Performance Period (the duration of Performance Periods may differ from each other), and there may be more than one Performance Period in existence at any one time as to any Participant or all or any class of Participants. Performance Periods may be no shorter than twelve months. Each grant of Performance Shares and Performance Units shall be evidenced in writing and shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Criteria applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. No shares of Common Stock will be issued at the time an Award of Performance Shares is made, and the Company shall not be required to set aside a fund for the payment of Performance Shares or Performance Units.

(b) Earned Performance Shares and Performance Units. Performance Shares and Performance Units shall become earned, in whole or in part, based upon the attainment of specified Performance Criteria or the occurrence of any event or events, including a Change of Control, as the Committee shall determine, either at or after the time of grant. In addition to the achievement of the specified Performance Criteria, the Committee may, at the grant date, condition payment of Performance Shares and Performance Units on the Participant completing a minimum period of service following the date of grant or on such other conditions as the Committee shall specify.

(c) Performance Criteria. At the discretion of the Committee, Performance Criteria may be based on the total return to the Company’s shareholders, inclusive of dividends paid, during the applicable Performance Period (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies), or upon the attainment of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: stock price, operating earnings, net earnings, return on equity, income, market share, combined ratio, level of expenses, growth in revenue, earnings before interest, taxes, depreciation and amortization, cash flow, earnings per share, return on invested capital, return on assets, economic value added, improvements in or attainment of working capital levels, and, in the case of persons who are not Executive Officers, such other criteria as may be determined by the Committee. Performance Criteria may be established on a Company-wide basis or with respect to one or more business units or divisions or Subsidiaries. When establishing Performance Criteria for a Performance Period, the Committee may

exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company or any Subsidiary, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. Except to the extent that the exercise of (or the ability to exercise) such discretion in the case of Awards to Executive Officers intended to be other performance-based compensation under Section 162(m)(4) of the Code would cause them to fail to satisfy that requirement, the Committee may also adjust the Performance Criteria for any Performance Period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

(d) Special Rule for Performance Criteria. If, at the time of grant, the Committee intends a Performance Share Award or Performance Unit to qualify as other performance based compensation within the meaning of Section 162(m)(4) of the Code, the Committee must establish Performance Criteria for the applicable Performance Period no later than the 90th day after the Performance Period begins (or by such other date as may be required under Section 162(m) of the Code), and the Committee shall not have the authority in respect of such Awards to exercise any discretion applicable to a grant of Performance Shares or Performance Units otherwise conveyed by this Section 7, if the ability to exercise such discretion would cause such Award not to qualify as other performance based compensation.

(e) Certification of Attainment of Performance Criteria. As soon as practicable after the end of a Performance Period and prior to any payment in respect of such Performance Period, the Committee shall certify in writing the number of Performance Shares and the number and value of Performance Units which have been earned on the basis of performance in relation to the established Performance Criteria.

(f) Payment of Awards. Earned Performance Shares and the value of earned Performance Units shall be distributed to the Participant or, if the Participant has died, to the Participant’s beneficiary, as soon as practicable after the expiration of the Performance Period and the Committee’s certification under paragraph 7(e) above, provided that (i) earned Performance Shares and the value of earned Performance Units shall not be distributed to a Participant until any other conditions on payment of such Awards established by the Committee have been satisfied, and (ii) any amounts payable in respect of Performance Shares or Performance Units pursuant to Section 10 shall be distributed in accordance with Section 10. The Committee shall determine whether Performance Shares and the value of earned Performance Units are to be distributed in the form of cash, shares of Common Stock or in a combination thereof, with the value or number of shares payable to be determined based on the Fair Market Value of Common Stock on the date of the Committee’s certification under paragraph 7(e) above.

(g) Newly Eligible Participants. Notwithstanding anything in this Section 7 to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Shares or Performance Units after the commencement of a Performance Period.

(h) Termination of Employment.

(i) Termination of Employment due to Approved Retirement, Disability or Death. Unless otherwise determined by the Committee at or after the time of grant, a Participant whose employment or service terminates by reason of Approved Retirement, Disability or death shall be entitled to receive the same payment or distribution in respect of Performance Shares and Performance Units (without pro-ration) that would have been payable for the Performance Period had his or her employment continued until the end of the applicable Performance Period. Any Performance Shares or value of Performance Units becoming payable in accordance with the preceding sentence shall be paid at the same time as Performance Shares and the value of Performance Units are paid to other Participants (or at such earlier time as the Committee may permit). Any rights that a Participant or beneficiary may have in respect of any Performance Shares or Performance Units outstanding at the date of such termination of employment that may not be earned (or that are eligible to be earned, but are not earned) in accordance with this section 7(h)(i) shall be forfeited and canceled, effective as of the date of the Participant’s termination of employment or service (or, if eligible to be earned, but are not earned, the date of the Committee’s certification pursuant to Section 7(e)).

(ii) Termination for any Other Reason. Unless otherwise determined by the Committee at or after the time of grant, in the event the employment or service of the Participant shall terminate during a Performance Period for any reason other than the one described in Section 7(h)(i), all of the Participant’s rights to Performance Shares and Performance Units related to such Performance Period shall be immediately forfeited and canceled as of the date of such termination of employment.

(iii) Cause. Notwithstanding anything in this Section 7 to the contrary, a Participant’s rights in respect of unearned Performance Shares and Performance Units shall in all events be immediately forfeited and canceled as of the date of the Participant’s termination of employment for Cause.

SECTION 8

STOCK APPRECIATION RIGHTS

(a) Grant of SARs. SARs may be granted to any Participants, all Participants, any class of Participants at such time or times as shall be determined by the Committee. SARs may be granted in tandem with an Option, or may be granted on a freestanding basis, not related to any Option. The term and conditions of any SAR grant shall be evidenced in writing, and shall include such provisions not inconsistent with the Plan as the Committee shall determine.

(b) Terms and Conditions of SARs. Unless the Committee shall otherwise determine, the terms and conditions (including, without limitation, the exercise period of the SAR, the vesting schedule applicable thereto and the impact of any termination of service on the Participant’s rights with respect to the SAR) applicable with respect to (i) SARs granted in tandem with an Option shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions applicable to the tandem Options and (ii) freestanding SARs shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions that would have been applicable under Section 5 above were the grant of the SARs a grant of an Option.

(c) Exercise of Tandem SARs. SARs which are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable.

(d) Payment of SAR Amount. Upon exercise of a SAR, the holder shall be entitled to receive payment, in cash, in shares of Common Stock or in a combination thereof, as determined by the Committee, of an amount determined by multiplying:

(i) the excess, if any, of the Fair Market Value of a share of Common Stock at the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant, by

(ii) the number of shares of Common Stock with respect to which the SARs are then being exercised.

SECTION 9

OTHER STOCK-BASED AWARDS

(a) Other Stock-Based Awards. The Committee may grant other types of equity-based and equity-related awards in addition to Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and SARs. Notwithstanding the immediately preceding sentence, except in the case of Other Stock-Based Awards issued in satisfaction of an obligation of the Company or any Subsidiary to make a payment in cash in respect of a Participant (including, but not limited to, when an annual or long-term incentive compensation award is satisfied with the issuance of shares of Common Stock instead of cash or in respect of a Participant’s accrued benefit under a deferred compensation plan), except as provided under Section 10, no Participant shall be entitled to vest in any such Other Stock-Based Award on a schedule which is more favorable to the Participant than ratably over a period of three years from the date of grant. Each such Other Stock-Based Award shall be evidenced in writing and specify the terms and conditions applicable thereto. Any such Other Stock-Based Award may entail the transfer of actual shares of Common Stock or the payment of the value of such Award in cash based upon the value of a specified number of shares of Common Stock, or any combination of the foregoing, as determined by the Committee. The terms of any Other Stock-Based Award need not be uniform in application to all (or any class of) Participants, and each Other Stock-Based Award granted to any Participant (whether or not at the same time) may have different terms.

(b) Termination of Employment or Service. In addition to any other terms and conditions that may be specified by the Committee but subject to the limitations set forth in Section 9(a), each Other Stock-Based Award shall specify the impact of termination of employment upon the rights of a Participant in respect of such Award. At the discretion of the Committee, such conditions may be the same as apply with respect to Restricted Stock or Restricted Stock Units, or may be contain terms that are more or less favorable to the Participant.

SECTION 10

CHANGE OF CONTROL

(a) Accelerated Vesting and Payment. Subject to the provisions of Section 10(b) below, in the event of a Change of Control (i) each Option and SAR then outstanding shall be fully exercisable regardless of the exercise schedule otherwise applicable to such Option and/or SAR, (ii) the Period of Restriction shall lapse as to each share of Restricted Stock then outstanding, (iii) each outstanding Restricted Stock Unit shall become fully vested and payable, (iv) each outstanding Performance Share Award and Performance Unit Award shall be deemed earned at the target level of performance for such Award, and (v) each outstanding Other Stock-Based Award shall become fully vested and payable. In addition, in connection with such a Change of Control, the Committee may, in its discretion, provide that each Option and/or SAR shall, upon the occurrence of such Change of Control, be canceled in exchange for a payment per share in cash (the “Settlement Payment”) in an amount equal to the excess, if any, of the Change of Control Price over the exercise price for such Option or the base price of such SAR. Should the Committee authorize any Settlement Payments in respect of Options, the Committee may determine that any Options which have an exercise price per share below the Change of Control Price shall be deemed cancelled and satisfied in full for a deemed Settlement Payment of zero. The Committee may also direct that each Restricted Stock Unit, Other Stock-Based Award, Performance Share and/or Performance Unit shall be settled in cash with its value determined based on the Change of Control Price.

(b) Alternative Awards. Notwithstanding Section 10(a), no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith, prior to the occurrence of a Change of Control, that such Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an “Alternative Award”), by a Participant’s employer (or the parent or an affiliate of such employer) immediately following the Change of Control; provided that any such Alternative Award must:

(i)	be based on stock which is traded on an established U.S. securities market;

(ii) provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(iii) have substantially equivalent economic value to such Award (determined at the time of the Change of Control); and

(iv) have terms and conditions which provide that in the event that, during the 24-month period following the Change of Control, the Participant’s employment or service is involuntarily terminated for any reason (including, but not limited to a termination due to death, Disability or without Cause) or Constructively Terminated (as defined below), all of such Participant’s Options and/or SARs shall be deemed immediately and fully exercisable, the Period of Restriction shall lapse as to each of the Participant’s outstanding Restricted Stock awards, each of the Participant’s outstanding Restricted Stock Unit awards and Other Stock-Based Awards shall be payable in full and each such Alternative Award shall be settled for a payment per each share of stock subject to the Alternative Award in cash, in immediately transferable, publicly traded securities or in a combination thereof, in an amount equal to, in the case of an Option or SAR, the excess of the Fair Market Value of such stock on the date of the Participant’s termination over the corresponding exercise or base price per share and, in the case of any Restricted Stock, Restricted Stock Unit, or Other Stock-Based Award, the Fair Market Value of the number of shares of Common Stock subject or related thereto.

For this purpose, a Participant’s employment or service shall be deemed to have been Constructively Terminated if, without the Participant’s written consent, the Participant terminates employment or service within 120 days following either (x) a material reduction in the Participant’s base salary or a Participant’s incentive compensation opportunity, or (y) the relocation of the Participant’s principal place of employment or service to a location more than 35 miles away from the Participant’s prior principal place of employment or service.

(c) Section 409A. Should any event constitute a Change of Control for purposes of the Plan, but not constitute a change of control within the meaning of Section 409A of the Code, if necessary to avoid the imposition of an additional tax on the recipient, no payment or distribution shall be made to any affected Participant by reason of such Change of Control (although any other modification or enhancement to the Award, such as accelerated vesting, shall still apply) and the value of such Award as determined by the Committee prior to such Change of Control shall be paid to the affected Participant on the earlier to occur of (i) the day after the six month anniversary of such Participant’s termination of employment and (ii) whichever of the following is applicable to such Award (A) with respect to any unvested Award that would have become vested solely upon the passage of time and the continued performance of service, the date the Award would have otherwise become vested without regard to the Change of Control, (B) with respect to any unvested Award that would have become vested upon the achievement of specified Performance Criteria, on the last day of the applicable Performance Period or (C) if the Award was already vested at the time the Change of Control occurs, on the date on which the Award would have expired in accordance with its terms.

SECTION 11

AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

The Board may, at any time and from time to time amend, modify, suspend, or terminate this Plan, and the Committee may from time to time amend, modify, suspend, or terminate Awards in whole or in part, without notice to or the consent of any Participant, Employee, Advisor or Consultant; provided, however, that any amendment which would (i) increase the number of shares available for issuance under the Plan, (ii) lower the minimum exercise price at which an Option (or the base price at which a SAR) may be granted or otherwise permit the repricing of any outstanding Options or SARs (other than in the context of a transaction referenced in Section 4(c)), (iii) extend the maximum term for Options or SARs granted hereunder or (iv) otherwise amend the Plan in a material fashion that would require the approval of shareholders under the applicable rules and regulations of any exchange or automated quotation system on which the Common Stock is listed to trade shall be subject to the approval of Company’s shareholders. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

SECTION 12

MISCELLANEOUS PROVISIONS

(a) Transferability. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than in accordance with Section 12(b) below, provided that the Committee may permit transfers of Awards (other than Incentive Stock Options) to Family Members (including, without limitation, transfers effected by a domestic relations order) subject to such terms and conditions as the Committee shall determine.

(b) Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of the Participant’s death; provided that, if the Participant shall not have designated any beneficiary under this Plan, the Participant’s beneficiary shall be deemed to be the person designated by the Participant under the group life insurance plan of the Company or a Subsidiary in which such Participant participates (unless such designated beneficiary is not a Family Member). Each designation made hereunder will revoke all prior designations by the same Participant with respect to all Awards previously granted (including, solely for purposes of this Plan, any deemed designation), shall be in a form prescribed by the Committee, and will be effective only when received by the Committee in writing during the Participant’s lifetime. In the absence of any such effective designation (including a deemed designation), benefits remaining unpaid at the Participant’s death shall be paid to or exercised by the Participant’s surviving spouse, if any, or otherwise to or by the Participant’s estate. Except as otherwise expressly provided herein, nothing in this Plan is intended or may be construed to give any person other than Participants any rights or remedies under this Plan.

(c) Deferral of Payment. At the time any Award is granted (or such earlier time as the Committee may require), the Committee may permit a Participant to elect, upon such terms and conditions as the Committee may establish, to defer receipt of shares of Common Stock that would otherwise be issued in connection with an Award.

(d) No Guarantee of Employment or Participation. The existence of this Plan, as in effect at any time or from time to time, or any grant of Award under the Plan shall not interfere with or limit in any way the rights of the Company or any Subsidiary to terminate any Participant’s employment or other service provider relationship at any time, nor confer upon any Participant any rights to continue in the employ or service of the Company or any Subsidiary or any other affiliate of the Company. Except to the extent expressly selected by the Committee to be a Participant, no person (whether or not an Employee, an Agent or a Participant) shall at anytime have a right to be selected for participation in the Plan or, having been selected as a Participant, to receive any additional awards hereunder, despite having previously participated in an incentive or bonus plan of the Company or an affiliate. The existence of the Plan shall not be deemed to constitute a contract of employment between the Company or any affiliate and any Employee, Agent, Consultant or Participant, nor shall it constitute a right to remain in the employ or service of the Company or any affiliate. Except as may be provided in a separate written agreement, employment with or service for the Company or any affiliate is at-will and either party may terminate the participant’s employment or other service provider relationship at any time, for any reason, with or without cause or notice.

(e) Tax Withholding. The Company or an affiliate shall have the right to deduct from all payments or distributions hereunder any federal, state, foreign or local taxes or other obligations required by law to be withheld with respect thereto. The Company may defer issuance of Common Stock in respect of any Award until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose, (i) to have shares of Common Stock otherwise to be issued under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired shares of Common Stock, in either case for the greatest number of whole shares having a Fair Market Value on the date immediately preceding the date on which the applicable tax liability is determined not in excess of the minimum amount required to satisfy the statutory withholding tax obligations with respect to any Award.

(f) No Limitation on Compensation; Scope of Liabilities. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans if and to the extent permitted by applicable law. The liability of the Company or any affiliate under this Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of this Plan may be construed to impose any further or additional duties, obligations, or costs on the Company or any affiliate thereof or the Committee not expressly set forth in the Plan.

(g) Requirements of Law. The granting of Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(h) Term of Plan. The Plan shall be effective upon the date, if any, on which it is approved by Company’s shareholders. The Plan shall continue in effect, unless sooner terminated pursuant to Section 11 above, until the tenth anniversary of the date of such shareholder approval.

(i) Governing Law. The Plan, and all Awards granted hereunder (and the terms and conditions of any document evidencing any such grant), shall be construed in accordance with and governed by the laws of the State of Iowa, without regard to principles of conflict of laws.

(j) No Impact On Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, Awards shall not be treated as compensation for purposes of calculating an Employee’s or Agent’s right or benefits under any such plan, policy or program.

(k) No Constraint on Corporate Action. Except as provided in Section 11 above, nothing contained in this Plan shall be construed to prevent the Company, or any affiliate, from taking any corporate action (including, but not limited to, the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on this Plan, or any awards made under this Plan. No director, beneficiary, or other person shall have any claim against the Company, or any of its affiliates, as a result of any such action.

(l) Indemnification. Each member of the Board and each member of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member of the Board or Committee in connection with or resulting from any claim, action, suit, or proceeding to which such member may be made a party or in which such member may be involved by reason of any action taken or failure to act under the Plan (in the absence of bad faith) and against and from any and all amounts paid by such member in settlement thereof, with the Company’s approval, or paid by such member in satisfaction of any judgment in any such action, suit, or proceeding against such member, provided that such member shall give the Company an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it individually. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which any such person may be entitled under the Company’s Restated Articles of Incorporation or By-Laws, by contract, as a matter of law, or otherwise.

(m) Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by any Award until the Participant shall have become the holder of record of such shares.

(n) Captions. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

Approved by shareholders of Renewable Energy Group, Inc.

on July 31, 2006

RENEWABLE ENERGY GROUP, INC.

By:	/s/ JEFFREY STROBURG CEO

RENEWABLE ENERGY GROUP, INC.

Nonqualified Stock Option Agreement for Shares

of Renewable Energy Group, Inc.

A stock option (“Stock Option”) is hereby granted by Renewable Energy Group, Inc., a Delaware Corporation (“Company”) to the employee of the Company named below (“Employee”), for and with respect to common stock of Company $.0001 par value per share (“Common Stock”), subject to the following terms and conditions:

1. Subject to the provisions set forth herein, and the terms and conditions of the Renewable Energy Group, Inc. 2006 Stock Incentive Plan (“Plan”), the terms and conditions of which are hereby incorporated by reference, and in consideration of the agreement of Employee herein provided, the Company hereby grants to Employee a Stock Option to purchase from the Company the number of shares of Common Stock at the purchase price per share, and on the schedule, all as set forth below. Unless otherwise defined, capitalized terms shall have the meaning as set forth in the Plan. “Stock Option” as used herein has the same meaning as “Option” as defined in the Plan. It is intended that the Stock Option be a Nonstatutory Stock Option. At the time of exercise of the Stock Option, payment of the purchase price must be made in cash, or if the Company in its discretion agrees to accept, options may be Net Exercised subject to such terms and conditions as the Company may from time to time impose.

Name of Employee:

Total Shares Granted Under Stock Option:

Exercise Price Per Share: $9.50

Date of Grant:

Expiration Date:

The Employee shall, upon execution of this Stock Option Agreement, be immediately vested as to the right to exercise an option in one-fourth (1/4th) of the total shares granted under this Stock Option, and shall vest in one thirty-sixth (1/36 th ) of the remaining shares on the last day of the month immediately following the month Employee executes this Stock Option Agreement, and shall vest in one thirty-sixth (1/36 th ) of such remaining shares on the last day of each month thereafter.

In the event of a Change in Control, all shares subject to this Stock Option that are not already exercisable shall be exercisable as of the date of Change in Control.

In addition, if prior to vesting of any of the shares subject to this Stock Option, Employee changes his principal place of residence to a location that is more than 75 miles from the principal headquarters of Company, the option to purchase all remaining shares that are not yet vested shall be forfeited. All shares with respect to options that have vested shall continue to be subject to the terms of this Stock Option Agreement.

The Stock Option with respect to all unexercised shares shall expire on the Expiration Date unless expiration occurs earlier as hereinafter provided.

The parties recognize and agree that the Exercise Price set forth above has been determined, in good faith by the Company, to be the Fair Market Value of the Common Stock on the Date of Grant.

2. The grant of this Stock Option is conditioned upon the acceptance by Employee of the terms hereof as evidenced by his execution of this Agreement and the return of an executed copy to the Company no later than August 31, 2006.

If Employee’s employment with the Company is terminated without Cause or voluntarily by the Employee pursuant to an Approved Retirement, or terminates because of death or disability, the Stock Option shall continue to operate according to its terms and the vesting schedule in paragraph 1 herein shall continue to apply in the event Employee shall die at a time when the Stock Option, or a portion thereof, is exercisable by the Employee, the Stock Option shall be exercisable in whole or in part during the applicable period set forth herein by a legatee or legatees of the Stock Option under Employee’s will, or by his executors, personal representatives or distributees, with respect to the number of shares of Common Stock.

In the event Employee’s employment or service is terminated by the Company for Cause (except for Cause as set forth in subsection (v) in the definition of “Cause” in the Plan), or by the Employee other than due to the Employee’s death, disability or Approved Retirement, any options granted to Employee that have not yet been exercised shall expire at the time of such termination of employment and shall not be exercisable thereafter.

In the event Employee’s employment or service is terminated by the Company for Cause as set forth in subsection (v) in the definition of “Cause” in the Plan, any options granted that have not yet vested shall expire at the time of such termination of employment and any options that have vested but have not yet been exercised shall expire ninety (90) days after the time of such termination of employment.

“Approved Retirement” means such term as defined in the Plan, except that the age and service requirement of subsection (ii) in such definition shall be age 55 and 5 years of service (counting service with West Central Cooperative).

3. The Stock Option may be exercised only by Employee during his lifetime (and as provided above following Employee’s death) and may not be transferred other than by will or the applicable laws of descent or distribution. The Stock Option shall not otherwise be transferred, assigned, pledged or hypothecated for any purpose whatsoever and is not subject, in whole or in part, to execution, attachment, or similar process. Any attempted assignment, transfer, pledge or hypothecation or other deposition of the Stock Option, other than in accordance with the terms set forth herein, shall be void and of no effect.

4. Neither Employee nor any other person entitled to exercise the Stock Option under the terms hereof shall be or have any of the rights or privileges of, a shareholder of Company in any respect of any of the shares of Common Stock issuable on exercise of the Stock Option, unless and until the purchase price for such shares shall have been paid in full.

5. In the event the Stock Option shall be exercised in whole, this Agreement shall be surrendered to the Company for cancellation. In the event the Stock Option shall be exercised in part, or a change in the number or designation of Common Stock shall be made, this Agreement shall be delivered by Employee to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as the Company shall determine, the partial exercise or the change in the number or designation of the Common Stock.

6. The Stock Option shall be exercised in accordance with such administrative regulations as the Company shall from time to time adopt. As a condition to the issuance of shares of Common Stock of the Company under this Stock Option, Employee agrees to remit to the Company (or permit the Company to withhold from regular cash compensation payable to Employee) at the time of exercise of the Stock Option any taxes required to be withheld by the Company under Federal, state or local law as a result of the exercise of the Stock Option.

7. In the event Employee exercises any Options when the Common Stock is not publicly traded, Employee recognizes that the shares of such Common Stock may have limited marketability and that the certificates representing the shares will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNCIL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

Employee may not sell, transfer or dispose of any Common Stock (except pursuant to an effective registration statement under the Act) without first delivering to Company an opinion of counsel (reasonably acceptable in form and substance to Company) that neither registration nor qualification under the Act and applicable state securities laws is required in connection with such transfer.

8. Employee understands that the Common Stock is subject to that certain Stockholder Agreement between the Company and its stockholders dated as of August 1, 2006, and Employee agrees to be bound by such Stockholder Agreement and, upon exercise of any Option hereunder, agrees to be a signatory to such Stockholder Agreement.

9. The Stock Option and this Agreement shall be construed, administered and governed in all respects under and by the laws of the State of Iowa.

Renewable Energy Group, Inc.

By:

Date:

The undersigned hereby accepts the foregoing Stock Option and the terms and conditions thereof, and further acknowledges receiving a copy of the Plan and the Stockholder Agreement and accepts the terms and conditions thereof.

Date: